                                                                  Exhibit (e)(3)

                              Form of Schedule A
                                    to the
                            Distribution Agreement
            between M.S.D. & T. Funds, Inc. and BISYS Fund Services
         (formerly known as The Winsbury Company Limited Partnership)
                             dated October 1, 1993


Name of Fund                                 Name of Fund
------------                                 ------------

Prime Money Market Fund                      Diversified Real Estate Fund

Government Money Market Fund                 Equity Income Fund

Tax-Exempt Money Market Fund                 Equity Growth Fund

Growth & Income Fund                         Total Return Bond Fund

Limited Maturity Bond Fund                   National Tax-Exempt Bond Fund

Maryland Tax-Exempt Bond Fund                Intermediate Tax-Exempt Bond Fund

International Equity Fund                    Capital Opportunities Fund


M.S.D. & T. FUNDS, INC.


By:_____________________________________

Title: President

Date:  July __, 2000

BISYS FUND SERVICES


By:_____________________________________

Title:  President

Date:  July __, 2000